                                                                 EXHIBIT 10(iii)

                                 IT CORPORATION
                                RESTORATION PLAN
                (Amended and Restated Effective January 1, 2000)

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
ARTICLE 1 Definitions........................................  1

ARTICLE 2 Selection, Enrollment, Eligibility.................  3

      2.1  Selection by Committee............................  3
      2.2  Enrollment Requirements...........................  3
      2.3  Eligibility; Commencement of Participation........  3

ARTICLE 3 Payments...........................................  4

      3.1  Company Payments..................................  4
      3.2  Withholding.......................................  4
      3.3  Vesting...........................................  4
      3.4  Account Balance Liquidation.......................  4
      3.5  Termination of Participation......................  4

ARTICLE 4 Beneficiary Designation............................  5

      4.1  Beneficiary.......................................  5
      4.2  Beneficiary Designation; Change; Spousal Consent..  5
      4.3  Acknowledgment....................................  5
      4.4  No Beneficiary Designation........................  5
      4.5  Doubt as to Beneficiary...........................  5

ARTICLE 5 Administration.....................................  6

      5.1  Committee Duties..................................  6
      5.2  Agents............................................  6
      5.3  Binding Effect of Decisions.......................  6
      5.4  Indemnity of Committee............................  6
      5.5  Employer Information..............................  6
      5.6  Amendment and Termination.........................  6

ARTICLE 6 Miscellaneous......................................  7

      6.1  Employer's Liability..............................  7
      6.2  Nonassignability..................................  7
      6.3  Coordination with Other Benefits..................  7
      6.4  Not a Contract of Employment......................  7
      6.5  Furnishing Information............................  7

     6.6   Terms.............................................  7
     6.7   Captions..........................................  7
     6.8   Governing Law.....................................  7
     6.9   Notice............................................  8
     6.10  Validity..........................................  8
     6.11  Incompetent.......................................  8
     6.12  Counterparts......................................  8
     6.13  Successors........................................  8

                               IT CORPORATION
                              RESTORATION PLAN
               Amended and Restated Effective January 1, 2000

                                    Purpose

          The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of IT Corporation, a California corporation, and its affiliates. The Plan constitutes an unfunded plan that is not qualified under Code Section 401(a). The Plan was originally adopted effective July 1, 1995, was amended and restated effective January 1, 1998, and then again, effective January 1, 1999, and is hereby amended and restated again, effective January 1, 2000. Prior to the instant restatement, the Plan provided deferred compensation to its participants. With the instant restatement, the Plan, except with respect to Grandfathered Participants (as defined below) shall not provide deferred compensation. Notwithstanding any other provision hereof to the contrary, all Grandfathered Participants shall be governed by the January 1, 1999 restatement of the Plan.

                                   ARTICLE 1

                                  Definitions
                                  -----------

          For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" or "Account" shall mean, with respect to a Participant, the sum of (i) the Participant's share of Company Contributions plus (ii) interest thereon credited in accordance with the applicable interest crediting provisions of the Plan, net of all distributions from such account. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to or in respect of a Participant pursuant to the Plan in respect of periods prior to January 1, 2000.

1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary, paid annually during a Plan Year, either in cash or stock, to a Participant as an employee under any Employer's annual bonus and incentive plans without regard to any limits under Code Section 401(a)(17). Notwithstanding the foregoing, the Annual Bonus shall not include any stock option awards or stock received upon the exercise of an option.

1.3 "Base Annual Salary" shall mean the annual compensation and commissions (but excluding bonuses, overtime, incentive payments, non-monetary awards, directors fees, and other fees) paid to a Participant for services rendered to any Employer, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of any Employer without regard to any limits under Code Section 401(a)(17).

1.4 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 7, that are entitled to receive benefits under the Plan upon the death of a Participant.

1.5 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.6  "Board" shall mean the board of directors of the Company.

1.7  "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.8 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with its provisions pursuant to Article 9.

1.9  "Company" shall mean IT Corporation, a California corporation.

1.10 "Company Contribution" shall mean any contribution made to a Participant by the Company in accordance with Section 3.1 below.

1.11 "Employer" shall mean the Company or any affiliate authorized by the Board to participate in the Plan.

1.12 "Grandfathered Participant" shall mean any Participant in the Plan who prior to January 1, 2000 Retired or experienced a Termination of Employment under the terms of the Plan, as amended and restated effective January 1, 1999.

1.13 "Participant" shall mean any employee of an Employer (i) who is selected to participate in the Plan, (ii) who signs a Plan Agreement and Beneficiary Designation Form, (iii) whose signed Plan Agreement and Beneficiary Designation Form are accepted by the Committee, and (iv) who commences participation in the Plan.

1.14 "Plan" shall mean the IT Corporation Restoration Plan, which shall be evidenced by this instrument, as it may be constituted from time to time.

1.15 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which was entered into by and between one or more Employers and a Participant. Each Plan Agreement executed by a Participant shall govern the benefit to which such Participant is entitled under the Plan, and shall specify the Employer or Employers liable for the Participant's benefits hereunder and the magnitude or extent of such liability. The Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement and each Employer's liability.

1.16 "Plan Year" shall, for the first Plan Year, begin on July 1, 1995, and end on December 31, 1995. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31.

                                   ARTICLE 2
                       Selection, Enrollment, Eligibility
                       ----------------------------------

2.1  Selection by Committee.  Participation in the Plan shall be limited to
     ----------------------
     employees of an Employer who are part of a select group of management or highly compensated employees. Generally, such group shall be limited to
     (a) employees whose Base Annual Salary for a year is at least equal to the annual compensation limitation set forth in Code Section 401(a)(17) and (b) corporate officers of IT Group, Inc. From the foregoing, the Committee shall select, in its sole and absolute discretion, employees to participate in the Plan.

2.2  Enrollment Requirements.  As a condition to participation, each selected
     -----------------------
     employee shall complete, execute and return to the Committee within 30 days of selection a Plan Agreement and Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole and absolute discretion are necessary.

2.3  Eligibility; Commencement of Participation.  Provided an employee
     ------------------------------------------
     selected to participate herein has met all enrollment requirements set forth herein and required by the Committee, including returning all required documents to the Committee within 30 days of selection, that employee shall commence participation in the Plan upon the timely completion of those requirements and the Committee's acceptance of all submitted documents. If an employee fails to meet all such requirements within the required 30 day period, that employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

                                   ARTICLE 3
                                    Payments
                                    --------

3.1  Company Payments.  For each Plan Year, each Employer shall pay each
     ----------------
     Participant as soon as practicable following the end of such Plan Year an amount equal to (a) the maximum percentage of eligible compensation contributed as a matching contribution under the IT Corporation Retirement Plan to any participant (without regard to any adjustments to the matching contribution to comply with applicable antidiscrimination rules) therein multiplied by the sum of the Participant's Base Annual Salary and Annual Bonus, less (b) the amount that would have been contributed on behalf of the Participant under the company matching contribution portion of the IT Corporation Retirement Plan for such Plan Year had the Participant contributed at least four percent (4%) of eligible compensation to such plan for such Plan Year. Such amount shall be deemed due and payable on the last day of the Plan Year and shall be paid either in cash or in shares of the common stock, par value $0.01, of The IT Group, Inc. (based on the closing price of such common stock for the trading day determined by the Committee in its discretion to apply to an actual payment date) or options on common stock of The IT Group, Inc. (with option exercise prices equal to the closing price of such common stock for the grant date), as the Committee, in its discretion, selects. Any options issued as payment shall be exercisable immediately upon grant but shall expire as set forth in the option grant agreement or other document. If a Participant otherwise entitled to a payment dies before payment is actually made, the payment shall be made to his or her Beneficiary.

3.2  Withholding.  At the Committee's discretion, a Participant's Employer(s)
     -----------
     shall either ratably withhold from that portion of the Participant's Base Annual Salary and/or Annual Bonus or withhold from otherwise issuable shares of the IT Group, Inc. common stock (or a combination of the two methods) , the Participant's share, if any, of employment and other taxes applicable to payments hereunder.

3.3  Vesting.  A Participant shall have at all times after December 31, 1999 a
     -------
     fully vested and nonforfeitable interest in his Account Balance, if any, hereunder.

3.4  Account Balance Liquidation.  All Account Balances of Participants, other
     ---------------------------
     than Grandfathered Participants, accumulated through December 31, 1999, shall be paid to Participants as soon as practicable after December 31, 1999 in the form of common stock of The IT Group, Inc. based on the closing price of such common stock for the trading day determined by the Committee in its discretion to apply to the actual payment date. Such payment shall be in complete discharge of amounts accumulated through December 31, 1999 and any Election Form, as defined in the Plan, as amended and restated effective January 1, 1999, theretofore entered into between the Participant and any Employer shall cease to be of any force or effect.

3.5  Termination of Participation.    A Participant's participation in the Plan
     ----------------------------
     shall terminate upon his or her termination of employment with all Participating Employers and final payment of all benefits to which he or she is entitled to the Participant or his or her Beneficiary whereupon his or her Plan Agreement shall expire and be of no force or effect.

                                   ARTICLE 4
                            Beneficiary Designation
                            -----------------------

4.1  Beneficiary.  Each Participant shall have the right, at any time, to
     -----------
     designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designation under any other plan of an Employer in which the Participant participates.

4.2  Beneficiary Designation; Change; Spousal Consent.  A Participant shall
     ------------------------------------------------
     designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Where required by law or by the Committee, in its sole and absolute discretion, if the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

4.3  Acknowledgment.  No designation or change in designation of a Beneficiary
     --------------
     shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

4.4  No Beneficiary Designation.  If a Participant fails to designate a
     --------------------------
     Beneficiary as provided in Sections 4.1, 4.2 and 4.3 above, or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be paid to the Participant's estate.

4.5  Doubt as to Beneficiary.  If the Committee has any doubt as to the proper
     -----------------------
     Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its sole and absolute discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

                                    ARTICLE 5
                                 Administration
                                 --------------

5.1  Committee Duties.    This Plan shall be administered by a Committee which
     ----------------
     shall consist of individuals selected by the President and Chief Executive Officer of the Company. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any Committee member must recuse himself or herself on any matter of personal interest to such member that comes before the Committee.

5.2  Agents.    In the administration of this Plan, the Committee may, from time
     ------
     to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to any Employer.

5.3  Binding Effect of Decisions.    The decision or action of the Committee
     ---------------------------
     with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

5.4  Indemnity of Committee.    All Employers shall indemnify and hold harmless
     ----------------------
     the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

5.5  Employer Information.    To enable the Committee to perform its functions,
     --------------------
     each Employer shall supply full and timely information reasonably required by the Committee.

5.6  Amendment and Termination.    Any Employer reserves the right to terminate
     -------------------------
     or amend the Plan at any time with respect to Participants employed by the Employer, but no such action shall diminish the right of a Participant or Beneficiary to receive a payment hereunder otherwise due and payable.

                                   ARTICLE 6
                                 Miscellaneous
                                 -------------

6.1  Employer's Liability.    An Employer's liability for the payment of
     --------------------
     benefits shall be defined only by the Plan. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

6.2  Nonassignability.    Neither a Participant nor any other person shall have
     ----------------
     any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

6.3  Coordination with Other Benefits.    The benefits provided for a
     --------------------------------
     Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

6.4  Not a Contract of Employment.    The terms and conditions of this Plan
     ----------------------------
     shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an employee or a director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

6.5  Furnishing Information.    A Participant or his or her Beneficiary will
     ----------------------
     cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder.

6.6  Terms.    Whenever any words are used herein in the singular or in the
     -----
     plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The masculine pronoun shall be deemed to include the feminine and vice
                                                                       ----
     versa, unless the context clearly indicates otherwise.
     -----

6.7  Captions.    The captions of the articles, sections and paragraphs of this
     --------
     Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

6.8  Governing Law.    The provisions of this Plan shall be construed and
     -------------
     interpreted according to the laws of the State of California, except to the extent preempted by federal law.

6.9  Notice.    Any notice or filing required or permitted to be given to the
     ------
     Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to:

                    Senior Vice President, Human Resources
                    Human Resources Department
                    IT Corporation
                    2790 Mosside Boulevard
                    Monroeville, Pennsylvania 15146-2792

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

6.10 Validity.    In case any provision of this Plan shall be illegal or
     --------
     invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

6.11 Incompetent.    If the Committee determines in its discretion that a
     -----------
     benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

6.12 Counterparts.    This instrument may be executed in one or more
     ------------
     counterparts each of which shall be legally binding and enforceable.

6.13 Successors.  The provisions of this Plan shall bind and inure to the
     ----------
     benefit of the Participant's Employer and its successors and assigns and the Participant, the Participant's Beneficiaries and their permitted successors and assigns.

          IN WITNESS WHEREOF, the Company has signed this amended and restated Plan document on behalf of all Employers as of January 1, 2000.

                              IT CORPORATION,
                              a California Corporation

                              By: /s/Ann P. Harris
                                  ----------------
                              Its:  Senior Vice President, Human Resources
                                  ----------------------------------------